Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the separate historical financial statements of First Community Bankshares, Inc. (the “Company”) and Highlands Bankshares, Inc. (“Highlands”) after giving effect to the merger and the issuance of the Company’s common stock in connection therewith, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of September 30, 2019, is presented as if the merger with Highlands had occurred on September 30, 2019. The unaudited pro forma condensed combined income statement for the year ended December 31, 2018 and the nine months ended September 30, 2019, is presented as if the merger had occurred on January 1, 2018. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States. The Company is the acquirer for accounting purposes. The Company has completed an initial evaluation of significant identifiable long-lived tangible assets associated with Highlands’ balance sheet. A determination of the acquisition consideration and fair values of Highlands’ assets and liabilities has been made as of the acquisition date of December 31, 2019, and included in these pro forma financial statements.

In connection with the plan to integrate the operations of the Company and Highlands following the completion of the merger, the Company anticipates that nonrecurring charges, such as costs associated with systems implementation, severance, and other costs related to exit or disposal activities, will be incurred.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

●	The accompanying notes to the unaudited pro forma condensed combined financial statements:
●

The Company’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018;

●

The Company’s separate unaudited historical condensed consolidated financial statement and accompanying notes as of and for the nine months ended September 30, 2019, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019;

●

Highlands’ separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2018, included in Highlands’ Annual Report on Form 10-K for the year ended December 31, 2018; and

●

Highlands’ separate unaudited historical condensed consolidated financial statement and accompanying notes as of and for the nine months ended September 30, 2019, included in Highlands’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2019

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 presents the consolidated financial position giving pro forma effect to the following transactions as if they had occurred as of September 30, 2019:

●

The completion of the Company’s acquisition of Highlands, including the issuance of 2,795,712 shares (based upon the number of shares outstanding of Highlands’ common and preferred stock as of September 30, 2019 and an exchange ratio of 0.2703 shares of the Company stock for one Highlands’ share) of the Company’s common stock; and

The unaudited pro forma condensed combined income statement for the year ended December 31, 2018 and for the nine months ended September 30, 2019 presents the consolidated results of operations giving pro forma effect to the following transactions as if they had occurred as of January 1, 2018:

●	The full-year impact of Highlands’ income statement, including pro forma amortization and accretion of purchase accounting adjustment on loans, deposits, other borrowings and intangible assets; and
●	The issuance of additional Company common stock applying the 0.2703 exchange ratio to the weighted-average shares outstanding of Highlands’ shares in determining EPS.

First Community Bankshares, Inc.
Condensed Consolidated Balance Sheets

	September 30, 2019
	First		Purchase
	Community	Highlands	Accounting
	Bankshares, Inc.	Bankshares, Inc.	& Pro Forma		Pro Forma
(Amounts in thousands, except share and per share data)	(as reported)	(as reported)	Adjustments		Combined
Assets
Cash and due from banks	$48,209	$20,248	$-		$68,457
Federal funds sold	133,253	2,627	-		135,880
Interest-bearing deposits in banks	996	-	-		996
Total cash and cash equivalents	182,458	22,875	-		205,333
Debt securities available for sale	115,537	56,472	-		172,009
Debt securities held to maturity	-	1,493	-		1,493
Loans held for sale	-	233	-		233
Loans held for investment, net of unearned income (includes covered loans of $14,158)	1,694,116	453,239	(15,664)	(a)	2,131,691
Allowance for loan losses	(18,493)	(4,168)	4,168	(a)	(18,493)
Loans held for investment, net	1,675,623	449,071	(11,496)		2,113,198
FDIC indemnification asset	3,458	-	-		3,458
Premises and equipment, net	48,521	17,559	(2,317)	(b)	63,763
Other real estate owned	2,528	2,484	-		5,012
Interest receivable	4,842	1,962	-		6,804
Goodwill	92,744	-	37,647	(g)	130,391
Other intangible assets	4,280	-	4,490	(d)	8,770
Other assets	75,056	23,125	2,264	(c)	100,445
Total assets	$2,205,047	$575,274	$30,588		$2,810,909

Liabilities
Noninterest-bearing deposits	$472,478	$154,279	$-		$626,757
Interest-bearing deposits	1,364,374	355,826	1,261	(e)	1,721,461
Total deposits	1,836,852	510,105	1,261		2,348,218
Federal funds purchased	-	-	-		-
Securities sold under agreements to repurchase	1,863	-	-		1,863
FHLB borrowings	-	54	-		54
Other borrowings	-	-	-		-
Interest, taxes, and other liabilities	28,969	3,747	1,730	(f) (j)	34,446
Total liabilities	1,867,684	513,906	2,991		2,384,581

Stockholders' equity
Preferred stock	-	5,156	(5,156)	(h)	-
Common stock	15,580	4,184	(1,388)	(h) (i)	18,376
Additional paid-in capital	108,222	19,312	68,389	(h) (i)	195,923
Retained earnings	213,866	32,608	(34,140)	(h) (i) (j)	212,334
Treasury stock	-	-	-	(h) (i)	-
Accumulated other comprehensive loss	(305)	108	(108)	(h)	(305)
Total stockholders' equity	337,363	61,368	27,597		426,328
Total liabilities and stockholders' equity	$2,205,047	$575,274	$30,588		$2,810,909

Outstanding shares	15,579,740	10,343,000			18,375,452
Book value per common share	$21.65	$5.93			$23.20

Purchase Accounting Adjustments:

(a)

Adjustment reflects the fair value adjustments of $(14.694) million based on the Company's evaluation of the acquired loan portfolio and net deferred loan fees of $(970) thousand and Highlands' ALLR of $4.168 million.

(b)	Adjustment reflects the fair value adjustments based on the Company's evaluation of the acquired premises and equipment.
(c)	Adjustment to record the deferred tax asset $2.264 million related to the fair value adjustments at a rate of 21%.
(d)	Adjustment reflects the recording of the core deposit intangible on the acquired deposit accounts.
(e)	Adjustment reflects the fair value adjustment based on the Company's evaluation of the time deposit portfolio.
(f)

Adjustment reflects the fair value adjustment for death benefits payable of $320 thousand, the fair value adjustment for lease liability of $(37) thousand and the fair value adjustment to the reserve for unfunded commitments of $(85) thousand.

(g)	Adjustment reflects the goodwill generated as a result of the consideration paid being greater than the net assets acquired.
(h)	Adjustment reflects the reversal of Highlands September 30, 2019 retained earnings, common stock, surplus, and accumulated other comprehensive income.
(i)

Adjustment to record the issuance of 2,795,712 of Company common stock in exchange for 10,343,000 shares of Highlands common and preferred stock at an exchange ratio of 0.2703 shares at the market price of $32.37.

Proforma Adjustments:

( j)	Additional merger expenses of $1.53 million.

First Community Bankshares, Inc.
Condensed Statement of Income

	For the nine months ended September 30, 2019
	First		Purchase
	Community	Highlands	Accounting
	Bankshares, Inc.	Bankshares, Inc.	& Pro Forma		Pro Forma
(Amounts in thousands, except share and per share data)	(as reported)	(as reported)	Adjustments		Combined
Interest income
Interest and fees on loans	$66,968	$17,217	$2,871	(a)	$87,056
Interest on securities	2,846	1,233	-		4,079
Interest on deposits in banks	1,784	453	-		2,237
Total interest income	71,598	18,903	2,871		93,372
Interest expense
Interest on deposits	4,080	2,746	235	(c)	7,061
Interest on short-term borrowings	122	-	-		122
Interest on long-term debt	-	664	-		664
Total interest expense	4,202	3,410	235		7,847
Net interest income	67,396	15,493	2,636		85,525
Provision for loan losses	3,480	1,487	-		4,967
Net interest income after provision for loan losses	63,916	14,006	2,636		80,558
Noninterest income
Wealth management	2,581	-	-		2,581
Service charges on deposits	10,892	1,028	-		11,920
Other service charges and fees	6,185	1,110	-		7,295
Insurance commissions	-	-	-		-
Net (loss) gain on sale of securities	(43)	21	-		(22)
Net FDIC indemnification asset amortization	(1,787)	-	-		(1,787)
Other income	4,600	-	-		4,600
Other operating income	1,935	639	-		2,574
Total noninterest income	24,363	2,798	-		27,161
Noninterest expense
Salaries and employee benefits	27,653	6,959	-		34,612
Occupancy, furniture and equipment expense	6,555	1,770	-		8,325
Amortization of intangibles	746	-	333	(b)	1,079
Merger/acquisition/divestiture expenses	592	-			592
Other operating expense	15,334	5,010	-		20,344
Total noninterest expense	50,880	13,739	333		64,952
Income before income taxes	37,399	3,065	2,303		42,767
Income tax expense	8,161	588	503	(d)	9,252
Net income	$29,238	$2,477	$1,800		$33,515

Earnings per common share
Basic	$1.86	$0.30			$1.40
Diluted	1.85	0.24			$1.28

Weighted average shares outstanding
Basic	15,717,678	8,256,666			23,974,344
Diluted	15,785,484	10,320,833			26,106,317

Proforma Adjustments:

(a)	Record loan accretion for $2.87 million.
(b)	Record core intangible amoritization $333 thousand.
(c)	Record CD amortization for $235 thousand.
(d)	Record income taxes on proforma adjustments at a rate of $21.82%.

First Community Bankshares, Inc.
Condensed Statement of Income

	For the year ended December 31, 2018
	First		Purchase
	Community	Highlands	Accounting
	Bankshares, Inc.	Bankshares, Inc.	& Pro Forma		Pro Forma
(Amounts in thousands, except share and per share data)	(as reported)	(as reported)	Adjustments		Combined
Interest income
Interest and fees on loans	$91,671	$21,936	$3,828	(a)	$117,435
Interest on securities	5,086	1,807	-		6,893
Interest on deposits in banks	1,537	250	-		1,787
Total interest income	98,294	23,993	3,828		126,115
Interest expense
Interest on deposits	5,144	2,090	313	(c)	7,547
Interest on short-term borrowings	811	-	-		811
Interest on long-term debt	1,494	1,317	-		2,811
Total interest expense	7,449	3,407	313		11,169
Net interest income	90,845	20,586	3,515		114,946
Provision for loan losses	2,393	738	-		3,131
Net interest income after provision for loan losses	88,452	19,848	3,515		111,815
Noninterest income
Wealth management	3,262	-	-		3,262
Service charges on deposits	14,733	1,471	-		16,204
Other service charges and fees	7,733	1,627	-		9,360
Insurance commissions	966	-	-		966
Net loss on sale of securities	(618)	-	-		(618)
Net FDIC indemnification asset amortization	(2,181)	-	-		(2,181)
Other income	-	-	-		-
Other operating income	2,548	1,169	-		3,717
Total noninterest income	26,443	4,267	-		30,710
Noninterest expense
Salaries and employee benefits	36,690	9,648	-		46,338
Occupancy, furniture and equipment expense	8,522	2,658	444	(b)	11,624
Amortization of intangibles	1,039	-	-		1,039
Merger/acquisition/divestiture expenses	-	-	1,532	(d)	1,532
Other operating expense	23,522	7,268	-		30,790
Total noninterest expense	69,773	19,574	1,976		91,323
Income before income taxes	45,122	4,541	1,539		51,202
Income tax expense	8,782	949	336	(e)	10,067
Net income	$36,340	$3,592	$1,203		$41,135

Earnings per common share
Basic	$2.19	$0.44			$1.66
Diluted	2.18	0.35			$1.53

Weighted average shares outstanding
Basic	16,587,504	8,163,636			24,751,140
Diluted	16,666,385	10,262,857			26,929,242

Proforma Adjustments:

(a)	Record loan accretion for $3.83 million.
(b)	Record core intangible amoritization $444 thousand.
(c)	Record CD amortization for $313 thousand.
(d)	Merger expense of $1.53 million.
(e)	Record income taxes on proforma adjustments at a rate of $21.82%.